UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2002

EXPEDIA, INC.
(Exact Name of registrant as specified in charter)

Washington
(State or other jurisdiction of incorporation)

000-27429
(Commission File Number)

91-1996083
(IRS Employer Identification No.)

13810 SE Eastgate Way, Suite 400
Bellevue, WA 98005
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (425) 564-7200

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On December 4, 2002, Expedia, Inc. (“Expedia”) announced it has begun charging a $5 booking fee for most airline tickets purchased on its US web sites. Expedia will waive the $5 booking fee for airline tickets purchased as part of package transactions.

Item 7.    Exhibits.    The following item is attached as an exhibit hereto:

Exhibit 99.1	Press release of Expedia, Inc. dated December 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

/s/ GREGORY S. STANGER
Name: Title:	Gregory S. Stanger Sr. Vice President and Chief Financial Officer

Dated:  December 4, 2002

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